Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 2022 relating to the financial statements of GE HealthCare, a business of General Electric Company, appearing in GE Healthcare Holding LLC’s Registration Statement on Form 10 (Commission File No. 001-41528).

/s/ Deloitte & Touche LLP

Chicago, Illinois

December 29, 2022